CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

 THE WARRANT ISSUED PURSUANT TO THIS PARTICIPATION WARRANT AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.


                      PARTICIPATION WARRANT AGREEMENT
                     To Purchase Shares of Common Stock
                       Dated as of November 15, 1999
                         PRICELINE.COM INCORPORATED
                           a Delaware Corporation


                                              Issue Date: November 15, 1999


 THIS CERTIFIES THAT, United Air Lines, Inc. (the "Warrant Holder"), with a place of business at 1200 East Algonquin Road, Elk Grove Township, IL 60007, for value received, is entitled, upon the terms and subject to the conditions of this Participation Warrant Agreement (this "Warrant Agreement"), to subscribe for and purchase fully-paid and non-assessable shares of common stock, par value $.008 per share (the "Common Stock"), of priceline.com Incorporated, a Delaware corporation (the "Company").


      1. Issuance of Warrants. On the Issue Date, the Company will issue to the Warrant Holder warrants (the "Warrants") to acquire Five Million Five Hundred Thousand (5,500,000) shares of the Common Stock (the "Shares"), subject to adjustment as hereinafter provided pursuant to
 Section 10 herein.

      2. Exercise Price. The Warrants have an exercise price of $52.6250 per share (closing price as reported on NASDAQ on date of grant) of Common Stock, as adjusted pursuant to the provisions of Section 10 of this Warrant Agreement (the "Exercise Price").

      3. Term. The Warrants are fully vested on the Issue Date. Except as otherwise provided herein, the term of the Warrants and the right to purchase Shares as granted herein shall be exercisable on the fifth (5th) anniversary of the Issue Date; provided, further, that if any of the Warrants first become exercisable on the fifth (5th) anniversary of the Issue Date, the Warrant Holder will have an additional six months thereafter to exercise its purchase rights in respect of those Warrants (the end of such five year period and additional six months, if applicable, being referred to herein as the "Termination Date").

      4.   Exercise Events.

           (a) General. Unless otherwise exercisable at an earlier date, in accordance with this Section 4, all of the Warrants shall be fully exercisable commencing of the fifth anniversary of the Issue Date.

           (b)  Early Exercise Rights.

                (i) The Warrant Holder will have the right at any time during the first Measuring Period (as defined in Section 4(c) below), to exercise Warrants, subject to adjustment as provided in Section 10 hereof, equal to [**]% or [**]% of the Shares, as applicable, provided that, except as otherwise provided in Sections 4(b)(iii) and 4(b)(iv) hereof, (i) the right to exercise Warrants for [**]% of the Shares shall not accrue unless and until the Company has, on an aggregated basis during the first Measuring Period, received at least $[**] million of Net Revenues (as also defined in Section 4(c) below) from tickets sold during such Measuring Period for travel on the Warrant Holder, its subsidiaries and/or on the Warrant Holder's code share partners using Warrant Holder's code (collectively, "Warrant Holder and its Code Share Partners"), and (ii) the right to exercise Warrants for [**]% of the Shares shall not accrue unless and until the Company has, on an aggregated basis during the first Measuring Period, received at least $[**] million of Net Revenues from tickets sold during such Measuring Period for travel on the Warrant Holder and its Code Share Partners.

                (ii) During the period which Warrant Holder is subject to a first look disadvantage in the Company's airline allocation system relative to Delta Air Lines, Inc., Net Revenues, for the purpose of measurement toward early exercise in the first Measuring Period, will be multiplied by a factor of three (3). Additionally, in the event that Warrant Holder remains subject to a first look disadvantage relative to Delta Air Lines, Inc. on [**], Warrant Holder will be entitled to exercise Warrants for [**]% of the Shares beginning [**]. Any such early exercise will be offset against the early exercise rights for the first Measuring Period.

                (iii) The Warrant Holder will have the right at any time
                      during the second Measuring Period and all remaining Measuring Periods thereafter, to exercise Warrants, subject to adjustment as provided in Section 10 hereof, equal to [**]% or [**]% of the Shares, as applicable, or such lesser percentage of the Shares as shall constitute all of the remaining Shares not then exercisable; provided that (i) the right to exercise Warrants for [**]% of such Shares shall not accrue unless and until the Company has, on an aggregated basis during the applicable Measuring Period, received at least $[**] million of Net Revenues from tickets sold during such Measuring Period for travel on the Warrant Holder and its Code Share Partners, and (ii) the right to exercise Warrants for [**]% of such Shares shall not accrue unless and until the Company has, on an aggregated basis during the applicable Measuring Period, received at least $[**] million of Net Revenues from tickets sold during such Measuring Period for travel on the Warrant Holder and its Code Share Partners.

                (iv) Notwithstanding the Net Revenue benchmarks specified in clauses (i) and (ii) of this Section 4(b) for the early exercisability of Warrants, if, in any Measuring Period, the Company fails to achieve the minimum Net Revenues from ticket sales for travel on Warrant Holder and its Code Share Partners necessary to enable Warrant Holder to exercise Warrants for the [**]% or [**]% portion of Shares that would otherwise become exercisable if such benchmarks were achieved during such Measuring Period, then, effective on the last day of such Measuring Period and thereafter, Warrant Holder (i) shall have the right to exercise Warrants for the [**]% portion of Warrants that would otherwise become exercisable upon achieving the corresponding Net Revenue benchmark for such Measuring Period, if Warrant Holders and its Code
                      Share Partners' percentage of the aggregate of all ticket sale revenues (calculated using the same methodology used to calculate Net Revenue hereunder) received by the Company for U.S. originating O&D's for such Measuring Period equals or exceeds [**]% of Warrant Holder's Fair Share (as defined in Section
                      4(c) below)(the "[**]% Fair Share Threshold"), and (ii) shall have the right to exercise Warrants for the [**]% portion of Warrants that would otherwise become exercisable upon achieving the corresponding Net Revenue benchmark for such Measuring Period, if Warrant Holder's and its Code Share Partners' percentage of the aggregate of all ticket sale revenues received by the Company for U.S. originating O&D's for such Measuring Period equals or exceeds
                      [**]% of Warrant Holder's Fair Share (the "[**]% Fair Share Threshold"). For purposes of determining whether Warrant Holder achieves the [**]% Fair Share Threshold and/or the [**]% Fair Share Threshold for the first, and only the first, Measuring Period, the parties shall calculate Warrant Holder's and its Code Share Partners' percentage of the Company's ticket sale revenues for U.S. originating O&D's for such period based on either (i) their percentage of the aggregate of all ticket sale revenues received by the Company for ticket sales for U.S. originating O&D's during the entire first Measuring Period, or (ii) their percentage of the aggregate of all ticket sale revenues received by the Company for ticket sales for U.S. originating O&D's during the final six (6) months of the First Measuring Period, whichever is more favorable for the Warrant Holder.

                (v) In the event that the Company does not achieve the $[**] million Net Revenue benchmark specified in clauses (i) of this Section 4(b) and Warrant Holder does not achieve the [**]% Fair Share Threshold specified in clause (iii) of this Section 4(b) for the early exercisability of Warrants for the first Measuring Period, Warrant Holder shall have the right upon completion of the first Measuring Period and thereafter to exercise Warrants for the [**]% portion of Warrants that would otherwise become exercisable upon the Company's achieving the $[**] million Net Revenue benchmark or Warrant Holder's achieving the [**]% Fair Share Threshold for such Measuring Period, if, during the entire term of the first Measuring Period, Warrant Holder does not voluntarily participate in any name-your-price airline ticket service other than the Company's and its affiliates' airline ticket services.

                (vi) In the event that the Company does not achieve the $[**] million Net Revenue benchmark specified in clause (ii) of this Section 4(b) and Warrant Holder does not achieve the [**]% Fair Share Threshold specified in clause (iii) of this Section 4(b) for the early exercisability of Warrants for the second Measuring Period, Warrant Holder shall have the right upon completion of the second Measuring Period and thereafter to exercise Warrants for [**]% of the [**]% portion of the Warrants that would have otherwise become exercisable upon the Company's achieving the $[**] million Net Revenue benchmark or Warrant Holder's achieving the [**]% Fair Share Threshold for such Measuring Period, if, during the entire term of the second Measuring Period, Warrant Holder does not voluntarily participate in any name-your-price airline ticket service other than the Company's and its affiliates' airline ticket services.

                (vii) In the event that the Company does not achieve the
                      $[**] million Net Revenue benchmark specified in clause (ii) of this Section 4(b) and Warrant Holder does not achieve the [**]% Fair Share Threshold specified in clause (iii) of this Section 4(b) for the early exercisability of Warrants for the third Measuring Period, Warrant Holder shall have the right upon completion of the third Measuring Period and thereafter to exercise Warrants for [**]% of the [**]% portion of the Warrants that would have otherwise become exercisable upon the Company's achieving the $[**] million Net Revenue benchmark or Warrant Holder's achieving the [**]% Fair Share Threshold for such Measuring Period, if, during the entire term of the third Measuring Period, Warrant Holder does not voluntarily participate in any name-your-price airline ticket service other than the Company's and its affiliates' airline ticket services.

           (c)  Measuring Periods and Net Revenue.

                (i) As used in this Warrant Agreement, the term "Measuring Period" shall mean a 12-month period, with the first such Measuring Period commencing on the Date the Warrant Holder first provides tickets for sale by the Company (the "First Ticket Date"). Subsequent Measuring Periods will expire on the second, third, fourth and fifth anniversary of the First Ticket Date, respectively, except that the fifth Measuring Period shall end on the fifth (5th) anniversary of the Issue Date.

                (ii) As used in this Warrant Agreement, the term "Net Revenue" shall mean the total ticket revenue received by the Company from tickets sold for travel on the Warrant Holder and its Code Share Partners, net of federal excise and segment taxes, passenger facility charges and related fees. The parties acknowledge that credit card processing fees, and any processing fees or similar fees charged by the Company to the consumer in connection with the sale of a ticket shall not be included in the calculation of Net Revenue.. Attached hereto as Exhibit D is an example of the calculation of Net Revenue.

                (iii) As used in this Warrant Agreement, the term "Fair
                      Share" shall mean Warrant Holder's domestic market share calculated as a fraction, the numerator of which shall be Warrant Holder's RPM's for U.S. originating O&D's only, and the denominator of which shall be the total RPM's for U.S. originating O&D's only of all of the Company's participating airlines.

      5.   Exercise of Purchase Rights.

           (a) Subject to the provisions of Section 4 of this Warrant Agreement, the purchase rights represented by this Warrant Agreement are exercisable by the Warrant Holder, in whole or in part, at any time, or from time to time during the period set forth in Section 3 above, by tendering to the Company at its principal office a duly completed and executed notice of exercise in the form attached hereto as Exhibit A (the "Notice of Exercise"), the Warrants and the Exercise Price. Upon receipt of such items, the Company shall issue to the Warrant Holder a certificate for the number of shares of Common Stock purchased. The Warrant Holder, upon exercise of the Warrants, shall be deemed to have become the holder of the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which the Warrants are exercised. In the event of any exercise of the rights represented by the Warrants, certificates for the Shares so purchased shall be delivered to the Warrant Holder or its designee as soon as practical and in any event within ten (10) business days after receipt of such notice and, unless the Warrants have been fully exercised or expired, new Warrants representing the remaining portion of the Warrants and the underlying Shares, if any, with respect to which this Warrant Agreement shall not then have been exercised shall also be issued to the Warrant Holder as soon as possible and in any event within such ten-day period.

           (b) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Warrants for cash, the Warrant Holder may elect to receive shares equal to the value (as determined below) of the Warrants (or portion thereof being canceled) by surrender of the Warrants at the principal office of the Company together with the duly executed Notice of Exercise in which event the Company shall issue to the Warrant Holder a number of shares of Common Stock computed using the following formula: X=Y(A-B)/ A WHERE X= the number of shares of Common Stock to be issued to the Warrant Holder; Y= the number of shares of the Common Stock purchasable under the Warrants or, if only a portion of the Warrants is being exercised, the portion of the Warrants being canceled (at the date of such calculation); A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and B= Exercise Price (at the date of such calculation). For purposes of the above calculation, fair market value of one share of the Common Stock shall be equal to the closing trading price of the Company's Common Stock on the day immediately prior to the date the Notice of Exercise is tendered to the Company.

      6. Reservation of Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant Agreement. All of the Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, and free and clear of all preemptive rights.

      7. No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant Holder's rights to purchase the Shares.

      8. No Rights as Shareholder. This Warrant Agreement does not entitle the Warrant Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant Holder's rights to purchase the Shares as provided for herein.

      9. Redemption. The Warrants represented by this Warrant Agreement are not redeemable by the Company.

      10. Adjustment Rights. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:

           (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder of the Warrants evidenced hereby shall thereafter be entitled to receive upon exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant Agreement would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the holder after the merger or consolidation. The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Warrant Holder, the obligations of the Company under the Warrants.

           (b) Reclassification, Etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such subdivision, combination, reclassification or other change.

           (c) Split, Subdivision or Combination of Shares. If the Company at any time shall split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable pursuant to this Warrant Agreement shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Shares issuable pursuant to this Warrant Agreement shall be proportionately decreased.

           (d) Stock Dividends. If the Company at any time shall pay a dividend payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Warrant Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

           (e) Other Changes. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 10 are not strictly applicable or if strictly applicable, would not fairly protect the purchase rights of the Warrant Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of and class of shares available under the Warrants, the Exercise Price or the application of such provisions, so as to protect the purchase rights of the Warrant Holder.
 The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares or other property as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment.

           (f) Notice of Adjustments; Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to
 Section 10 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant. The Company shall give written notice to the Warrant Holder at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions. The Company shall also give written notice to the Warrant Holder at least 30 business days prior to the date on which a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation shall take place.

           (g) No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrant, unless the Warrant Holder otherwise requests, this Warrant Agreement may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant Agreement as initially executed.

      11.  Representations and Warranties of the Warrant Holder.

      The Warrant Holder hereby represents and warrants to the Company as follows:

           (a) Existence and Power. The Warrant Holder is a (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant Agreement.

           (b) Authorization; No Contravention. The execution, delivery and performance by the Warrant Holder of this Warrant Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of the Warrant Holder and (ii) do not contravene the terms of the Certificate of Incorporation or By-laws of the Warrant Holder, each as amended as of and through the Issue Date.

           (c) Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption or authorization of any governmental authority or agency, or of any other person or entity, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Warrant Holder of this Warrant Agreement or the transactions contemplated hereby.

           (d) Binding Effect. This Warrant Agreement has been duly executed and delivered by the Warrant Holder and constitutes the valid and binding obligations of the Warrant Holder, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

           (e) Purchase for Own Account. The Warrants issued to the Warrant Holder pursuant to this Warrant Agreement, and the Shares to be issued upon vesting and exercise thereof, are being or will be acquired for the Warrant Holder's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state.

           (f) Restricted Securities. The Warrant Holder understands that the Warrants and the Shares issuable upon vesting and exercise of the Warrants, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that reliance of the Company on such exemption is predicated in part on such Warrant Holder's representations set forth herein. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrants, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction.

           (g) Accredited Investor. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

      12. Compliance with Securities Act; Transferability of Warrant or Shares of Common Stock.

           (a) Compliance with Securities Act. The Warrant Holder, by acceptance hereof, agrees that the Warrants, and the shares of Common Stock to be issued upon exercise of the Warrants, are being acquired for investment and that such Warrant Holder will not offer, sell or otherwise dispose of the Warrants, or any shares of Common Stock to be issued upon exercise of the Warrants except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Warrants and all shares of Common Stock issued upon exercise of the Warrants (unless registered under) the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION."

           (b) Exchange, Transfer, Assignment. The Warrants cannot be exchanged, transferred or assigned otherwise than in accordance with applicable law. Upon compliance with applicable law and surrender of the Warrants to the Company with the Assignment Form annexed hereto as Exhibit B duly executed, and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant Agreement in the name of the heir, devisee or assignee named in such instrument of assignment and this Warrant Agreement shall promptly be canceled. Subject to the terms hereof, the Warrants may be assigned in whole or in part.

      13. Restricted Securities. The Warrant Holder understands that the Warrants and the Shares issuable upon vesting and exercise of the Warrants, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the warrant Holder set forth herein. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrants, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

      14. Registration Rights. Upon the parties' execution of this Warrant Agreement and the Acknowledgment and Agreement to the Amended and Restated Registration Rights Agreement attached hereto as Exhibit C, Warrant Holder shall be made a party to that certain Amended and Restated Registration Rights Agreement, dated as of December 8, 1998, by and among the Company, the stockholders of the Company named therein and such other stockholders and warrant holders of the Company made a party thereto. In addition, within 30 days of the execution of this Warrant Agreement, the Company agrees to enter into an agreement with Warrant Holder, in form and substance reasonably satisfactory to Warrant Holder, which shall grant Warrant Holder the right to transfer its registration rights pursuant to such Amended and Restated Registration Rights Agreement dated as of December 8, 1998 to any assignee or assignees of all or any part of this Warrant or the Shares issuable upon exercise hereof, which assignees, upon their execution and delivery of an Acknowledgment and Agreement to the Amended and Restated Registration Rights Agreement substantially in the form of Exhibit C hereto (with appropriate changes therein) shall each have all the rights and obligations of a Demand Stockholder (as defined in such Agreement) under such Agreement; provided that no registration statement with respect to less than a minimum of 250,000 Shares shall be required to be effected by the Company thereunder for the benefit of any such assignee.

      15.  Miscellaneous.

           (a) No Consequential Damages. No party hereto shall be entitled to consequential damages as a result of any breach of a covenant, representation or warranty contained herein.

           (b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                (i)  if to the Company, to:
                     priceline.com Incorporated
                     Five High Ridge Park
                     Stamford, CT 06905
                     Telecopy:  (203) 595-8345
                     Attention:  Melissa M. Taub, Esq.

                and to:

                     Skadden, Arps, Slate, Meagher, & Flom, L.L.P. One Rodney Square
                     Wilmington, DE  19801
                     Telecopy:  (302) 651-3001
                     Attention:  Patricia Moran Chuff, Esq.

                (ii) if to the Warrant Holder, to:
                     United Air Lines, Inc.
                     1200 East Algonquin Road
                     Elk Grove Township, IL  60007
                     Attention:  Scott Praven
                     Vice President   Revenue Management
                     Phone:    847-700-5051
                     Fax: 847-700-2534

                and to:

                     United Air Lines, Inc.
                     1200 East Algonquin Road
                     Elk Grove Township, IL  60007
                     Telephone:847-700-6250
                     Telecopy:  847-700-4683
                     Attention:  Fran Maher
                     General Counsel

           (c) All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

           (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person, other than the parties hereto and their successors and permitted assigns, is intended to be a beneficiary of this Agreement.

           (e)  Amendment and Waiver.

                (i) No failure or delay on the part of the Company, or the Warrant Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company and the Warrant Holder at law, in equity or otherwise.

                (ii) Any amendment, supplement or modification of or to any provision of this Warrant Agreement, any waiver of any provision of this Warrant Agreement, and any consent to any departure by the Company or the Warrant Holder from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Warrant Holder.

           (f) Counterparts. This Warrant Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (g) Headings. The headings in this Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (h) GOVERNING LAW. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

           (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

           (j) Entire Agreement. This Warrant Agreement, together with the exhibits hereto is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           (k) Publicity. Except as may be required by law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Warrant Agreement or the transactions contemplated hereby, without prior approval by the other party (which approval shall not be unreasonably withheld); provided, however, that nothing in this Warrant Agreement shall restrict the Warrant Holder from disclosing information (a)that is already publicly available and (b) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with the Warrant Holder's investment or participation in the Company. If any announcement is required by law to be made by any party hereto concerning this Warrant Agreement or the transactions contemplated hereby, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

           (l) Charges; Taxes and Expenses. Issuance of certificates for shares upon the exercise of the Warrants shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

           (m) Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

           (n) Lost Warrants. The Company covenants to the Warrant Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant Agreement, the Company will make and deliver a new Warrant Agreement of like tenor, in lieu of the lost, stolen, destroyed or mutilated document.

           (o) Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein), as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant Agreement.


 IN WITNESS WHEREOF, this Warrant Agreement has been duly executed and delivered by the authorized officers of each of the undersigned.


                               PRICELINE.COM INCORPORATED


                               By: _____________________________
                                   Name:
                                   Title:


                               UNITED AIR LINES, INC.


                               By: _____________________________
                                   Name:
                                   Title:




 EXHIBIT A


 NOTICE OF EXERCISE


 To:  priceline.com Incorporated


           1. ___ The undersigned hereby elects to purchase __________ shares of the Common Stock of priceline.com Incorporated pursuant to the terms of the Participation Warrant Agreement, dated as of __________, 1999, by and between priceline.com Incorporated and the undersigned (the
 "Warrant Agreement"), and tenders herewith payment of the purchase price of such shares in full.

                ___ The undersigned hereby elects to convert ___________ percent (____%) of the value of the Warrants pursuant to the provisions of
 Section 5(b) of the Warrant Agreement.

           2. Please issue a certificate or certificates representing said shares in the name of the undersigned.


                                  UNITED AIR LINES, INC.


                                  By: _____________________________

                                  _________________________________
                                  (Print Name of Signatory)

                                  _________________________________
                                  (Title of Signatory)

 Date: ________________





 EXHIBIT B

 ASSIGNMENT FORM

 TO:  priceline.com Incorporated

 The undersigned hereby assigns and transfers unto ________________________ of _______________________________________________________________________
            (Please typewrite or print in block letters) the right to purchase ____________ shares of the common stock of priceline.com Incorporated subject to the Participation Warrant Agreement, dated as of ________________, 1999, by and between priceline.com
 Incorporated and the undersigned (the "Warrant Agreement").

 This assignment complies with the provisions of Section 12(b) of the Warrant Agreement and is accompanied by funds sufficient to pay all applicable transfer taxes.

                                  UNITED AIR LINES, INC.


                                  By: _____________________________

                                  _________________________________
                                  (Print Name of Signatory)

                                  _________________________________
                                  (Title of Signatory)

 Date: ________________






 EXHIBIT C

                        ACKNOWLEDGMENT AND AGREEMENT
         TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      WHEREAS, pursuant to a Participation Warrant Agreement, the undersigned received a warrant to purchase 5,500,000 shares of common stock, par value $.008 per share (the "Shares"), of priceline.com Incorporated, a Delaware corporation (the "Company"); and

      WHEREAS, the undersigned wishes to receive certain registration rights with respect to such Shares; and

      WHEREAS, the undersigned has reviewed a copy of that certain Amended and Restated Registration Rights Agreement, dated as of December 8, 1998 (the "Agreement"), among the Company, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 50, L.P. and the stockholders named therein and has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

      NOW, THEREFORE, in consideration of the mutual premises contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby acknowledges and agrees that (i) the undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, (iii) the undersigned does hereby agree fully to be bound by the Agreement as a "Demand Stockholder" (as therein defined), and upon the execution and delivery of this Acknowledgment and Agreement by the Company, the undersigned shall have all the rights and obligations under the Agreement as a Demand Stockholder, and (iv) the undersigned does hereby name _________________to serve as their representative under the Agreement.

      This 15th day of November, 1999.


 Acknowledged and agreed:

 PRICELINE.COM INCORPORATED                UNITED AIR LINES, INC.


 By: ___________________________           By: __________________________
     Name:                                     Name:
    Title:                                     Title:

[**]=Confidential Treatment requested for redacted portion